UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

Central Index Key Number of the issuing entity: 0001766367

Benchmark 2019-B10 Mortgage Trust

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001013454

Deutsche Mortgage & Asset Receiving Corporation

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541294

German American Capital Corporation

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-226943-02	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (212) 250-2500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2019, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of the Benchmark 2019-B10 Mortgage Trust (“Issuing Entity”) Commercial Mortgage Pass-Through Certificates, Series 2019-B10 (the “Certificates”), pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

One mortgage loan, secured by the portfolio of mortgaged properties identified as “Vie Portfolio” on Exhibit B to the Pooling and Servicing Agreement (the “Vie Portfolio Mortgage Loan”), is an asset of the Issuing Entity and part of a whole loan (the “Vie Portfolio Whole Loan”) that includes the Vie Portfolio Mortgage Loan and one pari passu promissory note (the “Vie Portfolio Pari Passu Companion Loan”) that is not an asset of the Issuing Entity. The Pooling and Servicing Agreement provides that the Vie Portfolio Whole Loan will be serviced and administered (i) until the securitization of the controlling Vie Portfolio Pari Passu Companion Loan, under the Pooling and Servicing Agreement and (ii) from and after the securitization of the controlling Vie Portfolio Pari Passu Companion Loan, under the pooling and servicing agreement entered into in connection with that securitization.

The controlling Vie Portfolio Pari Passu Companion Loan was securitized on June 27, 2019 in connection with the issuance of a series of mortgage pass-through certificates entitled JPMCC Commercial Mortgage Securities Trust 2019-COR5, Commercial Mortgage Pass-Through Certificates, Series 2019-COR5. Consequently, the Vie Portfolio Mortgage Loan is being serviced and administered under the pooling and servicing agreement entered into in connection with such securitization, dated as of June 1, 2019 (the “JPMCC 2019-COR5 PSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., L.P., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Non-Serviced Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in such capacity, the “Non-Serviced Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Non-Serviced Certificate Administrator”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Non-Serviced Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Non-Serviced Operating Advisor) and asset representations reviewer (in such capacity, the “Non-Serviced Asset Representations Reviewer”). The JPMCC 2019-COR5 PSA is attached hereto as Exhibit 99.1.

The servicing terms of the JPMCC 2019-COR5 PSA are substantially similar to the servicing terms of the Pooling and Servicing Agreement applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General” in the prospectus relating to the Certificates, dated March 22, 2019 (the “Prospectus”), and the following:

•	The Non-Serviced Master Servicer will earn a primary servicing fee with respect to the Vie Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum (which rate includes any applicable sub-servicing fee rate).
•	Upon the Vie Portfolio Mortgage Loan becoming a specially serviced loan under the JPMCC 2019-COR5 PSA, the Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such mortgage loan accruing at a rate equal to 0.25000% per annum, until such time as such mortgage loan is no longer specially serviced.
•	The Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower after a workout. The workout fee is subject to a minimum fee of $25,000 and a $1,000,000 fee cap.

•	The Non-Serviced Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.00% of net liquidation proceeds received in connection with a liquidation and such lower rate as would result in a liquidation fee of $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

99.1	Pooling and Servicing Agreement, dated as of June 1, 2019, between J.P. Morgan Chase Commercial Mortgage Securities Corp., L.P., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wells Fargo Bank, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Helaine Kaplan
Name: Helaine Kaplan Title: Managing Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger Title: Director

Dated: July 2, 2019

BMARK 2019-B10 – 8-K (COR5 Servicing Shift)